UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2013

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, VA  20166

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (571) 287-2388

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

On March 4, 2013 IceWEB, Inc. (the “Company”) issued a press release announcing the letter of intent to acquire Computers and Tel-Comm, Inc. (“CTC”).  A copy of this release is furnished as Exhibit 99.1 to this report. On March 6, 2013 the Company issued a press release announcing a webcast to be held on March 7, 2013.  A copy of this release and the presentation which was made at the webcast is furnished as Exhibit 99.2 to this report. On June 21, 2013 the Company issued a press release containing a letter to shareholders.  A copy of this release is furnished as Exhibit 99.3 to this report. On July 1, 2013 the Company issued a press release announcing an interview by Mr. Howe, its Chief Executive Officer.  A copy of this release is furnished as Exhibit 99.4 to this report. On July 9, 2013 the Company issued a press release regarding a letter received from Graeme Gibson, Chief Executive Officers of CTC.  A copy of this release is furnished as Exhibit 99.5 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On July 26, 2013 the Company entered into an Amended and Restated Letter of Intent (the "Amended and Restated LOI") to acquire CTC and its subsidiary KC NAP, LLC, (“KCNAP”) of Kansas City, Missouri.  The Amended and Restated LOI replaces in its entirety the initial letter of intent entered into on March 1, 2013, as subsequently amended on each of March 13, 2013, April 3, 2013, May 3, 2013 and May 21, 2013.  Under the terms of the initial letter of intent, as amended, as consideration for CTC and its subsidiary KCNAP, the Company was going to issue the shareholders of CTC and KCNAP a number of shares of our common stock such that immediately after the conclusion of the transaction the shareholders of CTC and KCNAP would own between 40% and 45% of the then outstanding shares of the Company’s common stock, which was estimated to be 230,000,000 shares.

Under the terms of the Amended and Restated LOI, at closing the Company will acquire 100% of CTC which will include 100% of the membership interests of KCNAP in exchange for shares of our common stock, with the number of shares to be based on the dollar amount that has been invested by CTC shareholders and by Streamside Partners, a holder of CTC convertible debentures, as adjusted, divided by $0.0281 per share.  The IceWEB common stock to be issued shall be reduced pro rata by no more than $75,000 of the amount that IceWEB has funded the operations of CTC to date.  It is presently estimated that if this transaction is consummated, we will issue the shareholders of CTC approximately 24,700,000 shares of our common stock.

In addition to the execution of a definitive agreement between the parties, the closing of this transaction is subject to:

•

the purchase by us of the lessor’s interest under a master lease agreement for CTC’s principal facilities, the payment of which will be in addition to the purchase price for CTC and KCNAP described above.  The purchase price of this interest is estimated to be $1,000,000 in cash and a note payable for $300,000, and we will need to raise additional capital to fund this condition precedent, and

•

the completion of the audits of CTC and KCNAP.

Under the terms of the Amended and Restated LOI, the closing is to occur by August 30, 2013.  Until such time, we are under no further obligation to continue any discussions or negotiations.  In addition, the CTC shareholders have agreed to a no-shop restrictions until September 30, 2013.  Given the need to satisfy the conditions precedent, there are no assurances the Company will consummate the transactions contemplated by the Amended and Restated LOI.

A copy of the Amended and Restated LOI is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description of the Amended and Restated LOI is qualified in its entirety by reference to the full text of the LOI.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1	Press release dated March 4, 2013
99.2	Press release dated March 6, 2013 and presentation
99.3	Press release dated June 21, 2013
99.4	Press release dated July 1, 2013
99.5	Press release dated July 9, 2013

10.1	Amended Letter of Intent for IceWEB, Inc. to acquire Computers & Tele-Comm, Inc. and KCNAP, LLC dated July 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: July 30, 2013	By:	/s/ Robert M. Howe III
Robert M. Howe III,
Chief Executive Officer

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